UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐	Definitive Information Statement

TRIBAL RIDES INTERNATIONAL CORP.

(Name of Registrant as Specified In Its Charter)

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TRIBAL RIDES INTERNATIONAL CORP.

26060 Acero

Mission Viejo, CA 92691

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of a majority of the voting power of the stockholders of Tribal Rides International Corp., a Nevada corporation (the “Company” “we,” “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 78.2055 of the Nevada Revised Statutes (the “NRS”):

•	The approval of an amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase our authorized shares from 50,000,000 shares to 500,000,000 shares.

The action will become effective on or about the 20th day after the definitive information statement is mailed to our stockholders.

Stockholders of record at the close of business on January 26, 2023 (the “Record Date”), are entitled to receive a copy of this information statement.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

February [*], 2023	By Order of the Board of Directors
Joseph Grimes
Chief Executive Officer

TRIBAL RIDES INTERNATIONAL CORP.

26060 Acero

Mission Viejo, CA 92691

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting described in this information statement. We are mailing this information statement to our stockholders of record on January 26, 2023.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our Articles of Incorporation to increase our authorized shares of common stock, par value $0.00001 per share (the “Common Stock”), from 50,000,000 to 500,000,000.

How many shares of voting stock were outstanding on January 26, 2023?

On January 26, 2023, we received the consent of the holders of a majority of the voting power of our stockholders and there were 37,502,500 shares of Common Stock outstanding representing 37,502,500 votes.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

We obtained the approval of the holders of 21,579,500 shares of Common Stock or approximately 57.54% of the voting power of our stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 500,000,000

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our Articles of Incorporation to increase our authorized shares of Common Stock from 50,000,000 to 500,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. We will file the amendment to our Articles of Incorporation to effect the increase in our authorized shares of Common Stock (the “Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to non-voting stockholders.

The form of the Certificate of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this Information Statement.

Outstanding Shares and Purpose of the Amendment

Our Articles of Incorporation currently authorize us to issue a maximum of 50,000,000 shares of Common Stock, par value $0.00001 per share. As of January 26, 2023, we had 37,502,500 shares of Common Stock issued and outstanding; however, we have entered into a financing transaction which requires us to maintain a reserve of shares for conversions of outstanding debt and exercise of warrants which are at multiples of the number of shares from time to time issuable thereunder. In addition, in order to obtain future financings, we may be required to have additional authorized and unissued shares reserved for issuance. A summary of our outstanding financing transaction which, pursuant to its various terms, requires the increase of authorized shares of Common Stock is as follows:

Convertible Promissory Note

On November 10, 2021 (the “Issue Date”), we entered into a Securities Purchase Agreement (the “SPA”) with AJB Capital Investments, LLC, a Delaware limited liability company (the “Lender”), for the purchase of a Convertible Promissory Note in the principal amount of $290,000 (the “Note”). The Note was to originally mature on May 10, 2021, but was extended for six-months at our request to November 10, 2021. The Note accrues interest at 10% per annum from the Issue Date and monthly interest payments are due at the beginning of each month. In the event the Note is extended for six months, the interest will accrue at 12% per annum and, in the event of a default, interest will accrue at 20% per annum. This Note may not be prepaid, in whole or in part, except as otherwise explicitly set forth herein with the written consent of the Lender which may be withheld for any reason or for no reason. The Note carries an original issue discount of $29,000.

The Note is only convertible upon an Event of Default (as defined in the Note) and is then convertible, in whole or in part, into shares of our Common Stock at a conversion price equal to the lesser of 90% (representing a 10% discount) multiplied by the lowest trading price (i) during the previous 20 Trading Day (as defined in the Note) period ending on the Issuance Date, or (ii) during the previous 20 Trading Day period ending on date of conversion of this Note (the “Conversion Price”). The Conversion Price is subject to various adjustments, as specified in the Note.

While the Note is issued and outstanding, we are required at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time) (the “Reserved Amount”). If, at any time we do not maintain or replenish the Reserved Amount within three business days of the request of the Lender, the principal amount of the Note will increase by $5,000 per occurrence. If we fail to maintain our status as “DTC Eligible” for any reason, or, if the Conversion Price is less than $0.01 at any time after the Issue Date, the principal amount of the Note will be increased by $5,000 and the Conversion Price will be redefined to mean 50% multiplied by the Market Price (as defined in the Note), subject to adjustments (which includes an adjustment for anti-dilutive issuances). The Note and the SPA also contain various restrictions and grant to the Lender various rights.

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Upon an Event of Default, the Note will become immediately due and payable and we will pay to the Lender the Default Sum (as defined in the Note) or the Default Amount (as defined in the Note).

The Note is governed by the SPA. The Note is also secured by all of our Assets (as defined in the Security Agreement) as provided for in the Security Agreement.

In addition to the issuance of the Note, we issued to the Lender, as a commitment fee, $330,000 by issuing to the Lender 1,320,000 shares of our Common Stock at $0.25 per share (the “Commitment Shares”). In addition to the issuance of the Note, we issued to the Lender warrants to purchase 750,000 shares of our Common Stock (the “Warrants”). Each Warrant is immediately exercisable at $1.00 per share and expires three years from the Issuance Date. The Warrants are subject to adjustments as provided in the warrant agreement.

At any time following the issuance of the Commitment Shares, the Lender may deliver to us a reconciliation statement showing the net proceeds actually received by the Lender from the sale of the Commitment Shares by the Lender and the shares issued upon the exercise of the Warrants (the “Reconciliation”). If, as the date of the Reconciliation, the Lender has not realized net proceeds from the sale of the Commitment Shares equal to at least $330,000, we will immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender in an amount sufficient such that, when sold and the net proceeds are added to the net proceeds from previous sales of the Commitment Shares, the Lender will have received total net funds equal to $330,000.

If the Note is repaid in full on or prior to the initial maturity date (without extension), we will have the right to redeem 660,000 shares of the Commitment Shares for $0.25 per share. The Lender is subject to a leak-out provision for one year from the Issuance Date that provides that it will not sell shares of our Common Stock greater than (i) 20,000 shares, or (ii) 20% of the average trading volume of our Common Stock for the five preceding Trading Days.

On November 10, 2022, we entered into the Modification-Extension of Maturity Date with the Lender (the “First Extension Agreement”) pursuant to which the maturity date of the Note was extended until February 10, 2023. We also issued to the Lender 600,000 shares of our Common Stock the resales of which are required to be registered by us in a registration statement to be filed and registered with the U.S. Securities and Exchange Commission (the “SEC”) no later than 180 days from the date of the First Extension Agreement.

On January 31, 2023, we entered into the Modification-Extension of Maturity Date with the Lender (the “Second Extension Agreement”) pursuant to which the maturity date of the Note was extended until August 10, 2023. We also issued to the Lender 1,000,000 shares of our Common Stock the resales of which, along with the previously-issued 600,000 shares, are required to be registered by us in a registration statement to be filed with the SEC no later than August 10, 2023 and registered with the SEC no later than October 31, 2023.

We currently have an aggregate of approximately 12,000,000 in total share reserve requirements pursuant to the Note.

Warrants

We currently have issued warrants to purchase 750,000 shares of our Common Stock which require the reservation of an aggregate of 750,000 shares of our Common Stock.

Options

We currently have awarded options to purchase 300,000 shares of our Common Stock. The options were awarded under the Plan (as defined below).

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Stock Incentive Plan

We have adopted the 2020 Stock Incentive Plan (the “Plan”) pursuant to which 2,500,000 shares are authorized for issuance. The Plan requires the reservation of an aggregate of 2,500,000 shares of our Common Stock.

Employment Agreements

CFO Employment Agreement

On November 19, 2021, our board of directors approved an Employment Agreement dated effective November 17, 2021 with Don Smith (the “CFO Agreement”), our Chief Financial Officer (the “CFO”). Pursuant to the CFO Agreement, the CFO is entitled to monthly cash compensation of $3,500 per month. In addition, beginning January 1, 2022, the CFO will be awarded 1,000,000 shares of our Common Stock annually for three years (the “CFO Shares”). The CFO Shares will vest monthly. As of January 26, 2023, 1,000,000 CFO Shares had been issued.

The CFO Shares require the reservation of an aggregate of 2,000,000 shares of our Common Stock.

CTO Employment Agreement

On November 19, 2021, our board of directors approved an Employment Agreement dated effective November 17, 2021 with Steven Ritacco (the “CTO Agreement”), our Chief Technology Officer (the “CTO”). Pursuant to the CTO Agreement, the CTO is entitled to monthly cash compensation of $8,000 per month. In addition, beginning January 1, 2022, the CTO will be awarded 1,000,000 shares of our Common Stock annually for three years (the “CTO Shares”). As of January 26, 2023, 1,000,000 CTO Shares had been issued.

The CTO Shares require the reservation of an aggregate of 2,000,000 shares of our Common Stock.

The table below addresses our current outstanding shares, aggregate convertible and share reserve requirements under our convertible debt agreement, shares to be issued pursuant to warrant exercises/reservations, shares to be issued pursuant to equity compensation plans, and shares to be issued under employment agreements as of January 26, 2023 (the record date):

Security	Shares to be Reserved out of Authorized
Outstanding shares of Common Stock:	37,502,500 shares of Common Stock
Shares of Common Stock to be reserved pursuant to outstanding convertible debt:	12,000,000 shares of Common Stock
Shares of Common Stock to be issued pursuant to exercises/reserves of issued warrants:	750,000 shares of Common Stock
Shares of Common Stock to be issued pursuant to equity compensation plans:	2,500,000 shares of Common Stock
Shares of Common Stock to be issued pursuant to employment agreements:	4,000,000 shares of Common Stock
Shares of Common Stock to be reserved for future investment:	443,247,500 shares of Common Stock
Total:	500,000,000 shares of Common Stock

Based on the above, the Board of Directors believes that the increase in our authorized Common Stock will allow us to comply with existing financing agreements and will also provide us greater flexibility with respect to the Company’s capital structure for purposes of obtaining additional financing.

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Effects of the Increase in Authorized Common Stock

In the event of conversions of outstanding convertible debt and the exercise of options/warrants and the resulting increase in outstanding shares of Common Stock, the additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although debt conversions and option/warrant exercises and the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock pursuant to the conversions outstanding debt and exercise of options/warrants, among others (other than by way of a stock split or dividend), would have the effect of diluting existing stockholders.

At present, the Board of Directors has no specific plans to issue the additional shares of Common Stock authorized by the Amendment (except upon conversions outstanding debt and exercise of options/warrants). However, we anticipate that some of these additional shares will be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business through the acquisition of other businesses.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table and footnotes thereto sets forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our company, (ii) each person known by us to be the beneficial owner of 5% or more of its issued and outstanding shares of common stock, and (iii) named executive officers, executive officers, and directors of the Company as a group. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 37,502,500 shares of common stock issued and outstanding. Unless otherwise further indicated in the following table, the footnotes thereto and/or elsewhere in this Registration Statement, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and/or the footnotes thereto, the address of our named executive officers and directors in the following table is: 26060 Acero, Mission Viejo, CA 92691.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Named Executive Officers and Directors
Joseph Grimes	21,646,167(2)	57.62%
Sanjay Prasad	1,466,667(3)	3.90%
Steven Ritacco	1,456,666(4)	3.85%
Don Smith	1,249,999(5)	3.31%
Executive Officers, Named Executive Officers, and Directors as a Group (4 Persons)	25,819,499	67.59%

___________________________

*Less than 1%

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(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the January 26, 2023.

(2)	Includes 1,579,500 shares owned by Tribal Rides, Inc. of which Mr. Grimes is Chief Executive Officer. Also includes options to purchase 66,667 shares of the Company’s Common Stock which have vested.

(3)	Includes options to purchase 66,667 shares of the Company’s Common Stock which have vested.

(4)	Includes options to purchase 66,667 shares of the Company’s Common Stock which have vested. Includes 83,333 shares which have vested but have yet to be issued. Also includes 166,666 shares which will vest within 60 days of January 26, 2023.

(5)	Includes 83,333 shares which have vested but have yet to be issued. Also includes 166,666 shares which will vest within 60 days of January 26, 2023.

DESCRIPTION OF SECURITIES

The Common Stock

We are authorized to issue 50,000,000 shares of common stock with $0.00001 par value per share. As of January 24, 2023, there were 37,502,500 shares of common stock issued and outstanding.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup , the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Olde Monmouth Stock Transfer acts as our transfer agent.

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Nevada Anti-Takeover Laws

We are subject to the provisions of Section 203 of the NRS regulating corporate takeovers. This statute prevents certain Nevada corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Dividend Policy

We have never declared or paid any cash dividends on our common stock and do not intend to pay dividends for the foreseeable future.

DISSENTER’S RIGHTS

Under the NRS, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENT

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other holders of the shares of Common Stock.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

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Appendix A

CERTIFICATE OF AMENDMENT

OF AMENDED ARTICLES OF INCORPORATION

TRIBAL RIDES INTERNATIONAL CORP.

(Pursuant to Section 242 of the

General Corporation Law of the State of Nevada)

Tribal Rides International Corp., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies as follows:

1.            The name of this corporation is Tribal Rides International Corp. The Corporation’s original Articles of Incorporation was filed with the Secretary of State of the State of Nevada on May 19, 2014, as amended on May. 8, 2017, July 6, 2004, and February 24, 2021 (as amended, the “Articles of Incorporation”).

2.            The Board of Directors of the Corporation duly adopted resolutions proposing to amend the Articles of Incorporation, declaring such amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

3.            The amendment to the Articles of Incorporation set forth in paragraph 5 of this Certificate of Amendment was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Nevada.

4.            The amendment to the Articles of Incorporation set forth in paragraph 5 of this Certificate of Amendment was duly approved by the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Nevada.

5.            Article 3 of the Articles of Incorporation is hereby amended and restated in its entirety as follows:

“3.              The total number of shares which the corporation shall have authority to issue is: Five Hundred Million (500,000,000), $0.00001 par value.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer of the Corporation on this [    ] day of February 2023.

Tribal Rides International Corp.

/s/
Joseph Grimes
CEO

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